                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  April 1, 1998




To the Shareholders of FIRST BANKING COMPANY OF SOUTHEAST GEORGIA:


         You are cordially invited to attend the Annual Meeting of the Shareholders of First Banking Company of Southeast Georgia (the "Company") to be held in the Community Room of the Statesboro Mall branch of First Bulloch Bank & Trust Company, U.S. Highway 80 East, Thursday, April 23, 1998, at 2:00 p.m. The official notice of the Annual Meeting and the Company's Proxy Statement and Annual Report accompany this letter.

         The principal business of the meeting will be to elect directors of the Company. We will also review the operations of the Company and its subsidiary banks, First Bulloch Bank & Trust Company, Metter Banking Company and First National Bank of Effingham, for the past year.

         The Board of Directors of the Company is divided into three classes:
Class I, Class II and Class III. The term of one class of directors (Class I) expires in 1998, and four of those directors (E. Raybon Anderson, A. M. Braswell, Jr., W. A. Crider, Jr., and Dan Parrish, Jr.), have been nominated for election to serve as Class I directors for a three-year term.

         Whether or not you plan to attend the Annual Meeting, please mark, date and sign the enclosed form of proxy, and return it to the Company in the envelope provided as soon as possible.


                                    Very truly yours,

                                    /s/ James Eli Hodges
                                    ----------------------
                                    James Eli Hodges
                                    President

                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA
                              40 North Main Street
                            Statesboro, Georgia 30458
                                 (912) 764-6611


                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 23, 1998



To the Shareholders of FIRST BANKING COMPANY OF SOUTHEAST GEORGIA:

         Notice is hereby given that the Annual Meeting of Shareholders of First Banking Company of Southeast Georgia (the "Company") will be held on Thursday, April 23, 1998, at 2:00 p.m., in the Community Room of the Statesboro Mall branch of First Bulloch Bank & Trust, U.S. Highway 80 East, Statesboro,
Georgia, for the following purposes:

         (1)      To elect four directors for a three-year term;

         (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 12, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

         All shareholders are requested to mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is exercised.

                                    By Order of the Board of Directors,

                                    /s/ James Eli Hodges
                                    -------------------------
                                    James Eli Hodges
                                    President
April 1, 1998

                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA
                              40 North Main Street
                            Statesboro, Georgia 30458
                                 (912) 764-6611

                                 PROXY STATEMENT

                      -------------------------------------

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Banking Company of Southeast Georgia (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, April 23, 1998, at 2:00 p.m., in the Community Room of the Statesboro Mall branch of First Bulloch Bank & Trust Company, U.S. Highway 80 East, Statesboro, Georgia, and at any adjournments thereof.

         The Proxy Statement and form of proxy are first being mailed to shareholders on or about April 1, 1998. If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the specifications made by the shareholder. If the form of proxy is signed and returned and specifications are not made, the proxy will be voted FOR the election of the directors listed therein, and in accordance with the best judgment of the proxyholders as to any other matters that may properly come before the meeting.

         Shareholders who sign proxies have the right to revoke them at any time before they are voted by delivering to Dwayne E. Rocker, Secretary of the Company, at the principal office of the Company, either an instrument revoking the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

         The principal executive offices of the Company are located at 40 North Main Street, Statesboro, Georgia 30458.

                          VOTING AT THE ANNUAL MEETING

         The close of business on March 12, 1998, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the close of business on March 12, 1998, the authorized common stock of the Company consisted of 10,000,000 shares, $1.00 par value (the "Stock"), of which 3,762,468 shares were issued, outstanding and held of record by 1,132 shareholders.

         A quorum will be present if a majority of the votes entitled to be cast are present in person or by valid proxy. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum. Directors are elected by a plurality of the votes cast by the shares entitled to be voted in such election. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors. Accordingly, if authority to vote for one or more director nominees is withheld by a shareholder represented by proxy, no vote will be cast and the outcome of the election will not be affected. Broker "non-votes" do not exist in the context of an election of directors and will therefore not affect the outcome of the election.

         All other matters that may be considered and acted upon by the shareholders at the Annual Meeting require that the number of shares voted in favor of the proposal exceed the number of shares voted against the proposal, provided a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a proposal is approved by the shareholders. Abstentions and broker "non-votes" are treated as "true abstentions" under Georgia law and not as negative votes. Consequently, abstentions and broker non-votes will have no effect on the outcome of the vote on other proposals.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

                        Nominees and Continuing Directors

         Pursuant to the Company's Articles of Incorporation, its Board of Directors is divided into three classes: Class I, Class II and Class III. The current terms of the Class I directors expire in 1998; those of the Class II directors expire in 1999; and those of the Class III directors expire in 2000.

         The Board of Directors proposes that E. Raybon Anderson, A. M. Braswell, Jr., W. A. Crider, Jr. and Dan J. Parrish, Jr. be elected as Class I directors of the Company to serve for three years and until their successors are duly elected and qualified. If any of the foregoing nominees should become unavailable to serve as a director (which is not now anticipated), then the persons named as proxies reserve full discretion to vote for any other person or persons as may be nominated.

         The table set forth below shows for each director nominee and each continuing director (a) his proposed or current class and term of office, (b) his name, (c) his age at December 31, 1997, (d) the year he was first elected as a director of the Company, (e) any positions held by him with the Company or its subsidiary banks, First Bulloch Bank & Trust Company (the "Bulloch Bank"), Metter Banking Company (the "Metter Bank") and First National Bank of Effingham (the "Effingham Bank"), other than as a director, and (f) his business experience for the past five years. See the section entitled "Compensation of Directors" for a discussion of the directorships of the Bulloch Bank, the Metter Bank, and the Effingham Bank held by each of the persons listed below.

                           CLASS I - DIRECTOR NOMINEES
                    To Serve a Term of Three Years Until 2001

                                                      Year First         Positions with Company
Name                                Age               Elected            and Business Experience
----                                ---               ----------         -----------------------
E. Raybon Anderson(1)               59                1981               Chairman of the Board, Bulloch
                                                                         Fertilizer Co., Inc.

A. M. Braswell, Jr.(2)              77                1981               Chairman of the Board, A. M.
                                                                         Braswell, Jr. Food Company, Inc.
                                                                         (Manufacturer of Preserves and
                                                                         Other Condiments)

W. A. Crider, Jr.(1)                58                1986               Chairman, Crider Poultry, Inc.
                                                                         (Wholesale Poultry Processor)

Dan J. Parrish, Jr.(1,2)            62                1986               Owner, Candler Computers
                                                                         (Computer Consulting); Vice
                                                                         President of the Metter Bank
                                                                         and Senior Vice President of
                                                                         the Company until April 1993

                         CLASS II - CONTINUING DIRECTORS
                          Current Term Expires in 1999

                                                      Year First         Positions with Company
Name                                Age               Elected            and Business Experience
----                                ---               ----------         -----------------------
James Eli Hodges                    56                1981               President of the Company and the
                                                                         Bulloch Bank

C. Arthur Howard(1)                 56                1984               President, Claude Howard
                                                                         Lumber Company, Inc.

Lanier A. Hunnicutt(2)              70                1986               Retired Farmer


Joe P. Johnston(2)                  63                1981               Realtor


Harry S. Mathews(1)                 46                1996               Private investor since April 1994;
                                                                         President, Statesboro Telephone
                                                                         Company until April 1994

                        CLASS III - CONTINUING DIRECTORS
                          Current Term Expires in 2000


                                                      Year First         Positions with Company
Name                                Age               Elected            and Business Experience
----                                ---               ----------         -----------------------

Julian C. Lane, Jr.                 49                1988               Vice President of the Company
                                                                         and President of the Metter Bank

Charles M. Robbins, Jr.(2)          77                1981               Retired Chairman of the Board,
                                                                         Robbins Packing Company (Meat
                                                                         Packing & Distribution)

Larry D. Weddle(2)                  57                1996               Retired District Sales Manager,
                                                                         Purina Mills, Inc.; President,
                                                                         Harvest Properties, Inc.

Alvin Williams(2)                   70                1986               Retired Executive Vice President
                                                                         of the Metter Bank

John M. Wilson, Jr.                 64                1985               Vice President of the Company
                                                                         and Executive Vice President of
                                                                         the Bulloch Bank

Footnotes

  (1)  Member of the Compensation Committee.

  (2)  Member of the Audit Committee.

             Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers and persons who own beneficially more than 10% of the Company's outstanding Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in their Stock ownership. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, its executive officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements, except that Mr. Howard filed a late report to correct his previously reported Stock ownership and that Mr. Johnston filed one late report with respect to one transaction.

                             Meetings and Committees

         During the year ended December 31, 1997, the Board of Directors of the Company held five meetings. During his term as a director during 1997, each director of the Company attended at least

75% of (a) the total number of meetings of the Board of Directors of the Company and (b) the total number of meetings held by committees of which he was a member, except A. M. Braswell, Jr., who attended 40% of the meetings of the Board and 50% of the meetings of the Committee of which he is a member, and Lanier A. Hunnicutt, who attended 60% of the meetings of the Board.

         The Audit Committee of the Board of Directors of the Company is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting policies and practices. The Audit Committee met four times during 1997.

         The Compensation Committee of the Board of Directors of the Company is responsible for recommending and reviewing the compensation, including fringe benefits, of the senior management and directors of the Company. It also recommends nominees for membership on the Board of Directors. No formal procedure whereby individual shareholders may submit recommendations of persons to be considered as directors of the Company has been adopted; however, the Compensation Committee would consider any such recommendation if delivered in writing to: Chairman, Compensation Committee, First Banking Company of Southeast Georgia, 40 North Main Street, Statesboro, Georgia 30458. The Compensation Committee met eight times during 1997.

                            Compensation of Directors

         During 1997, the following directors and director nominees also served as directors of the Bulloch Bank: Messrs. Anderson, Braswell, Hodges, Howard, Johnston, Mathews, Parrish, Robbins, and Wilson. Also during 1997, the following directors and director nominees served as directors of the Metter Bank: Messrs. Hodges, Hunnicutt, Lane, Parrish and Williams. Messrs. Hodges and Weddle also served as directors of the Effingham Bank during 1997. During 1997, Mr. Crider served only as a director of the Company, for which he was paid an aggregate amount of $2,000. Each non-employee director of the Company who was also a director of the Bulloch Bank during 1997 was paid an aggregate amount of $6,800 for his service as a director of the Bulloch Bank, and each non-employee director of the Company who was also a director of the Metter Bank during 1997 was paid an aggregate amount of $6,800 for his service as a director of the Metter Bank. Mr. Weddle was paid an aggregate amount of $6,800 for his service as director of the Effingham Bank during 1997. Directors of the Company who also serve as directors of the Bulloch, Metter and/or Effingham Banks were not separately compensated for their service as directors of the Company or for their service as members of committees.

         As of January 1, 1998, directors of the Company have been compensated separately for their services to the Company and to the Bank subsidiaries. Each non-employee director of the Company is paid a retainer of $725 per quarter, $300 per meeting of the Board of Directors, and $50 per meeting of the committees of which he is a member. Payment of each of the meeting fees is conditioned upon attendance at the meeting. Each non-employee director of the Company who is also a director of any of the Bank subsidiaries is compensated in like manner for his services as a director of the Bank subsidiary.




      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED IN
                                 PROPOSAL ONE.

                               EXECUTIVE OFFICERS

             The following table sets forth for each executive officer of the Company (a) the person's name, (b) his age at December 31, 1997, (c) the year he was first elected as an executive officer of the Company, and (d) his position with the Company and its subsidiary banks. Unless otherwise indicated, each executive officer has been employed by the Bulloch or Metter Bank for more than five years.

                                                     Year          Positions with the Company
                                                     First         and the Bulloch or Metter
Name                              Age               Elected        Banks; Business Experience
----                              ---               -------        --------------------------
James Eli Hodges                  56                 1981          President of the Company and the
                                                                   Bulloch Bank

Julian C. Lane, Jr.               49                 1985          Vice President of the Company
                                                                   and President of the Metter Bank

John M. Wilson, Jr.               64                 1985          Vice President of the Company
                                                                   and Executive Vice President of
                                                                   the Bulloch Bank

Dwayne E. Rocker                  33                 1992          Secretary and Treasurer of the
                                                                   Company; Vice President and
                                                                   Secretary of the Bulloch Bank

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information concerning compensation earned by the Company's Chief Executive Officer and its only other executive officer who earned over $100,000 in salary and bonus in 1997.


                           SUMMARY COMPENSATION TABLE



                                                                                       Long-Term Compensation
                                                                               ------------------------------------
                                               Annual Compensation                      Awards              Payouts
                                     --------------------------------------    -------------------------    -------
                                                                                              Securities
      Name and                                                  Other          Restricted     Underlying                  All
      Principal                                                Annual            Stock         Options/      LTIP        Other
      Position            Year       Salary      Bonus     Compensation (1)     Award(s)         SARs       Payouts   Compensation
      --------            ----       ------     -------    ----------------     --------      ----------    -------   ------------
James Eli Hodges          1997      $204,000    $     0          --               $ 0           31,250        $ 0      $25,907(2)
Chief Executive           1996      $174,000    $59,272          --               $ 0                0        $ 0      $25,596(3)
Officer; President        1995      $166,860    $75,087          --               $ 0                0        $ 0      $25,785(4)
of the Company and
the Bulloch Bank

Julian C. Lane, Jr.       1997      $115,000    $     0          --               $ 0           20,000        $ 0      $23,805(5)
Vice President of the     1996      $100,000    $19,418          --               $ 0                0        $ 0      $23,746(6)
Company and President     1995      $ 94,554    $24,820          --               $ 0                0        $ 0      $22,888(7)
of the Metter Bank
==================================================================================================================================

(1) This column would include the value of certain personal benefits only where the value of such benefits is greater than the lower of $50,000 or 10% of the executive's salary and bonus for the year. Such threshold was not exceeded in any of the years reported.

(2) Includes $13,787 in Company contributions to Mr. Hodges' account under the Company's 401(k) Plan and $12,120 in Company contributions to his account under the Target Benefit Plan.

(3) Includes $15,555 in Company contributions to Mr. Hodges' account under the Company's 401(k) Plan and $10,041 in Company contributions to his account under the Target Benefit Plan.

(4) Includes $16,650 in Company contributions to Mr. Hodges' account under the Company's 401(k) Plan and $9,135 in Company contributions to his account under the Target Benefit Plan.

(5) Includes $17,458 in Company contributions to Mr. Lane's account under the Company's 401(k) Plan and $6,347 in Company contributions to his account under the Target Benefit Plan.

(6) Includes $18,215 in Company contributions to Mr. Lane's account under the Company's 401(k) Plan and $5,531 in Company contributions to his account under the Target Benefit Plan.

(7) Includes $18,162 in Company contributions to Mr. Lane's account under the Company's 401(k) Plan and $4,726 in Company contributions to his account under the Target Benefit Plan.

         The following tables set forth certain information at December 31, 1997, and for the fiscal year then ended, concerning stock options granted to the executive officers named in the Summary Compensation Table. The Company has never granted any stock appreciation rights.

STOCK OPTION GRANTS IN FISCAL 1997

                                                                                  POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                                                                                  ANNUAL RATE OF STOCK
                                                                                   PRICE APPRECIATION
                                           INDIVIDUAL GRANTS                       FOR OPTION TERM (1)
                      --------------------------------------------------------    --------------------
                                    PERCENTAGE OF
                      NUMBER OF     TOTAL OPTIONS
                      SECURITIES    GRANTED TO ALL
                      UNDERLYING       EMPLOYEES      EXERCISE
                       OPTIONS         IN FISCAL      BASE PRICE    EXPIRATION
   NAME                GRANTED           1997         PER SHARE        DATE          5%         10%
   ----               ----------    --------------    ----------    ----------    --------    --------
James Eli Hodges       31,250            61.0%           (2)        12-31-2001    $711,978    $891,352

Julian C. Lane, Jr     20,000            39.0%           (2)        12-31-2001     455,666     570,465

1. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast future possible appreciation, if any, of the price of the Company's Common Stock. Since options are granted at market price, a zero percent gain in the stock price will result in no realizable value to the option holders.

2. The options were granted on February 25, 1997 and vest in annual 20% increments, with the first 20% being exercisable immediately on the date of grant and the remaining increments becoming exercisable on January 1, 1998, 1999, 2000 and 2001. At the close of business on December 31, 1997, 1998, 1999 and 2000, 20% of any options that vested but were not exercised during the calendar year expire, with the remaining 80% of such options continuing in effect until December 31, 2001. The exercise price of the options was $18.80 per share on the date of grant and increases by 10% with respect to all unexercised options on each January 1 following the date of grant.

AGGREGATED OPTION EXERCISES
IN FISCAL 1997 AND FISCAL YEAR-END OPTION VALUES


                                                                 Number of
                                                           Securities Underlying
                                                                Unexercised
                           Shares                         Options at December 31,             Value of Unexercised
                          Acquired                        -----------------------             In-the-Money Options
                        On Exercise    Value Realized               1997                     at December 31, 1997(1)
                        -----------    --------------               ----                     -----------------------
         Name                #                $           Exercisable/Unexercisable        Exercisable/Unexercisable
         ----           -----------    --------------     -------------------------        -------------------------
James Eli Hodges           6,250          $45,000                  0 / 25,000                     $0 / $225,125

Julian C. Lane, Jr.        4,000          $28,800                  0 / 16,000                     $0 / $144,080

(1) The closing price of the Company's common stock, as reported by the Nasdaq Stock Market on December 31, 1997 was $33 per share. The value is calculated on the basis of the difference between the option per share exercise price and $33 per share, multiplied by the number of shares of common stock underlying the option.


EMPLOYMENT AGREEMENTS

         As of February 20, 1996, Mr. Hodges entered into an employment agreement with the Company and the Bulloch Bank. The agreement provides for an annual base salary of $174,000, which may be increased annually in such amounts as may be determined by the Board of Directors. Mr. Hodges is also entitled to participate in such option, bonus and other executive compensation programs and to receive such other employee benefits as are made available to members of senior management from time to time. During the term of his employment and, in the event of termination under clauses (ii) and (iii) below, for a period of six months thereafter, Mr. Hodges may not engage in the commercial banking business or solicit clients, prospective customers or employees within Bulloch County and Candler County, Georgia.

         The initial term of the agreement expires on February 20, 1999. At the end of the first twelve months, however, and at the end of each successive twelve month period thereafter, the agreement will automatically be extended for a successive twelve month period following the then two-year remaining term unless either party gives written notice of its intent not to extend the term at least 90 days prior to the end of such twelve month period. If such notice is properly given, the agreement will terminate at the end of the remaining term then in effect. The agreement terminates automatically upon Mr. Hodges' death or permanent disability and may be terminated: (i) by the Company or the Bulloch Bank for just cause (as defined in the agreement) upon written notice to Mr. Hodges; (ii) by the Company or the Bulloch Bank without cause upon 30 days' prior written notice to Mr. Hodges; (iii) by Mr. Hodges for cause without prior written notice except as required in connection with notice of a material breach of the terms of the agreement; (iv) by Mr. Hodges without cause upon 60 days' prior written notice; (v) by Mr. Hodges upon written notice within six months following a change in control (as defined in the agreement) of the Company or the Bulloch Bank; or (vi) at any time upon mutual written agreement of the parties. In the event of termination under the circumstances described in clauses (ii), (iii) or (vi) above, Mr. Hodges will continue to receive his base salary for a period of 24 months following his termination.

         As of April 9, 1996, Mr. Lane entered into an employment agreement with the Company and the Metter Bank. The agreement provides for an annual base salary of $100,000, which may be increased annually in such amounts as may be determined by the Board of Directors. The initial term of the agreement expires on April 9, 1999. All other provisions of the agreement, including provisions regarding automatic renewal, termination, change of control payment and non-competition, are the same as those contained in Mr. Hodges' agreement as described above.


                     INDEBTEDNESS OF DIRECTORS AND OFFICERS

         The Company's directors and officers and certain business organizations and individuals associated with them have been customers of and have had banking transactions with the Company's subsidiary banks and are expected to continue such relationships in the future. Pursuant to such transactions, the Company's directors and officers from time to time have borrowed funds from the Company's subsidiary banks for various business and personal reasons. The extensions of credit made by the Company's subsidiary banks to its directors and officers (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.


                                 STOCK OWNERSHIP

         On March 12, 1998, the Company had 1,132 shareholders of record. The following table sets forth the number and percentage of outstanding shares of stock beneficially owned as of March 12, 1998 by (i) each person who beneficially owned 5% or more of the outstanding shares of stock to the best information and knowledge of the Company, (ii) each director and director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company, as a group. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. An asterisk (*) represents beneficial ownership of less than one percent of the outstanding shares of stock.


Name of Nominee         Number of Shares        Percentage
or Director            Beneficially Owned        Of Total
------------------     ------------------       ----------
E. Raybon Anderson         15,954(1)               *
A. M. Braswell, Jr         10,320(2)               *
W. A. Crider, Jr          169,938(3)               4.52%
James Eli Hodges           29,092(4)               *
C. Arthur Howard           50,604(5)               1.34%
Lanier A. Hunnicutt        30,730(6)               *

Joe P. Johnston                 13,128(7)      *
Julian C. Lane, Jr              16,901(8)      *
Harry S. Mathews                18,726(9)      *
Dan J. Parrish, Jr             231,374(10)     6.15%
Charles M. Robbins, Jr           6,448(11)     *
Larry D. Weddle                 18,693         *
Alvin Williams                  72,353(12)     1.92%
John M. Wilson, Jr               7,946(13)     *
All Directors and Executive
 Officers as a Group
 (15 persons)                  697,911(14)    18.55%


Footnotes to Stock Ownership Table

         (1) Consists of 13,845 shares owned by Mr. Anderson and 2,109 shares owned by Mr. Anderson's wife, as to which Mr. Anderson disclaims beneficial ownership.

         (2) Consists of 8,520 shares owned by Mr. Braswell and 1,800 shares owned jointly by Mr. and Mrs. Braswell, as to which voting and investment powers are shared.

         (3) Consists of 41,776 shares owned by Mr. Crider and 128,162 shares owned by the Crider Family Trust.

         (4) Consists of (a) 12,516 shares owned by Mr. Hodges, (b) 96 shares owned by Mr. Hodges' wife, as to which Mr. Hodges disclaims beneficial ownership, (c) 23 shares owned by Mr. Hodges as custodian for his child, (d) 10,207 shares held for Mr. Hodges's benefit and owned by the 401(k) Plan, as to which Mr. Hodges disclaims beneficial ownership, and (e)6,250 shares subject to vested options.

         (5) Consists of (a) 26,151 shares owned by Mr. Howard, (b) 3,691 shares owned by Mr. Howard's wife, as to which Mr. Howard disclaims beneficial ownership and (c) 20,762 shares owned by the Claude Howard Lumber Company, Inc., of which Mr. Howard is President.

         (6) Consists of 26,640 shares owned by Mr. Hunnicutt and 4,090 shares owned by Mr. Hunnicutt's wife, as to which Mr. Hunnicutt disclaims beneficial ownership.

         (7) Consists of 13,032 shares owned by Mr. Johnston and 96 shares owned by Mr. Johnston's wife, as to which Mr. Johnston disclaims beneficial ownership.

         (8) Consists of 4,000 shares owned by Mr. Lane, 5,497 shares owned jointly by Mr. and Mrs. Lane, as to which voting and investment powers are shared, 3,404 shares held for Mr. Lane's benefit and owned by the 401(k) Plan, as to which Mr. Lane disclaims beneficial ownership, and 4,000 shares subject to vested options.

         (9) Consists of (a) 9,883 shares owned by Mr. Mathews, (b) 2,200 shares owned by Mr. Mathews' wife, as to which Mr. Mathews disclaims beneficial ownership, and (c ) 6,643 shares owned by Mr. Mathews as custodian for his children.

         (10) Consists of (a) 8,880 shares owned jointly with Mr. Parrish's wife, as to which voting and investment powers are shared, (b) 2,220 shares owned by his wife, as to which Mr. Parrish disclaims beneficial ownership, (c) 168,345 shares owned by Parrish Properties, an affiliate of Mr. Parrish, (d) 50,671 shares owned by Mr. Parrish, and (e) 1,258 shares held for Mr. Parrish's benefit and owned by the 401(k) Plan, as to which Mr. Parrish disclaims beneficial ownership. Mr. Parrish's address is P.O. Box 564, Metter, Georgia 30439.

         (11) Consists of 126 shares owned jointly by Mr. and Mrs. Robbins, as to which voting and investment powers are shared, and 6,322 shares owned by Mr. Robbins' wife, as to which Mr. Robbins disclaims beneficial ownership.

         (12) Consists of (a) 6,807 shares owned by Mr. Williams, (b) 62,146 shares owned jointly by Mr. and Mrs. Williams, as to which voting and investment powers are shared, and (c) 3,400 shares owned by Mr. Williams' wife, as to which Mr. Williams disclaims beneficial ownership.

         (13) Consists of (a) 2,931 shares owned by Mr. Wilson, (b) 121 shares owned by Mr. Wilson's wife, as to which Mr. Wilson disclaims beneficial ownership, and (c) 4,894 shares held for Mr. Wilson's benefit and owned by the 401(k) Plan, as to which Mr. Wilson disclaims beneficial ownership.

         (14) Includes shares as to which the persons in the group disclaim beneficial ownership as indicated above.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee consists of Messrs. Anderson, Crider, Howard, Matthews and Parrish. Mr. Parrish is a former Senior Vice President of the Company and former Vice President of the Metter Bank.


                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee (the "Committee") of the Board of Directors of the Company is comprised of E. Raybon Anderson, W. A. Crider, C. Arthur Howard, Harry S. Mathews and Dan J. Parrish, Jr.. Mr. Howard serves as Chairman. All members of the Committee are non-employee directors.

         The Committee generally is responsible for the Company's benefit plans and for the compensation of Mr. Hodges and Mr. Lane, the President and a Vice President, respectively, of the Company. The Committee is directly accountable for reviewing and monitoring compensation and benefit plans and payment and awards under those plans for the Company's senior executives, including the Chief Executive Officer and other executive officers. In carrying out these responsibilities, the Committee reviews the design of all compensation and benefit plans applicable to executive officers, and determines base salaries and bonuses. In all of these matters, the Committee's decisions are reviewed and approved by the full Board of Directors.


                                  Base Salaries

         The Chief Executive Officer, with the approval of the Committee, annually sets the base salaries for all executive officers other than Messrs. Hodges and Lane, whose salaries are established solely by the Committee. In each case, salaries are based principally on a subjective review of the executive's individual performance and degree of experience and are also designed to be competitive with salaries paid to executives in similar positions in financial institutions of comparable asset size.


                                Annual Incentives

         One of the Committee's objectives in managing executive compensation is to link directly a significant portion of executive pay to Company performance. Messrs. Hodges and Lane are therefore eligible to receive bonuses based upon the Company's achievement of annual earnings targets established by the Committee.


                              Long-term Incentives

         On February 25, 1997, the Company adopted the First Banking Company of Southeast Georgia 1997 Stock Option Plan (the "Plan"). The purpose of the Plan is to reward executives for increasing the value of the Company stock, which it accomplishes by providing Messrs. Hodges and Lane with opportunities to earn and acquire additional ownership interests in the Company. Accordingly, in fiscal 1997 the Committee granted Messrs. Hodges and Lane the options described above under "Stock Option Grants in 1997."


                                    Benefits

         In general, the benefit plans provided to key employees, such as profit-sharing, life insurance and health care, are intended to provide an adequate retirement income as well as financial protection against illness, disability or death. Benefits offered to the named executive officers and other executives are substantially the same as provided to all employees, with some variation.

                      Chief Executive Officer Compensation

         In determining the compensation of the Chief Executive Officer, the Committee is guided by the Company's compensation philosophy as described in this report, the Company's performance generally and competitive practices. In 1998, Mr. Hodges received an increase in base salary of approximately 10%.


                                     Summary

         The Company's executive compensation program encourages executives to manage the Company profitably and to increase the value of the business to the shareholders. The increasing emphasis on annual and long-term incentives is consistent with the Committee's policy of linking pay to performance and increasing shareholder value. The Committee believes this approach provides competitive compensation and is in the best interest of the shareholders. The Committee will continue to monitor the effectiveness of the executive compensation program and will initiate changes as it deems appropriate.


         Submitted by the Compensation Committee of the Board of Directors of First Banking Company of Southeast Georgia.

                  E. Raybon Anderson
                  W. A. Crider
                  C. Arthur Howard
                  Harry S. Mathews
                  Dan J. Parrish, Jr.


                                PERFORMANCE GRAPH

         The following graph indicates the Company's cumulative total return to shareholders from December 31, 1992 through December 31, 1997, as compared to cumulative total returns for the Nasdaq Stock Market index and The Carson Medlin Company's Independent Bank Index, which consists of 20 independent community banks located in Florida, Georgia, North Carolina, South Carolina, Tennessee and Virginia.

       Data Points:            1992   1993   1994   1995   1996   1997
                               ----   ----   ----   ----   ----   ----
First Banking Company of
    Southeast Georgia           100    118    141    260    292    544

Independent Bank Index          100    125    153    208    248    358

Nasdaq Index                    100    115    112    159    195    240

                               ACCOUNTING MATTERS

         Deloitte & Touche LLP, independent public accountants, audited the financial statements of and provided various services to the Company and its subsidiary banks for the year ended December 31, 1997. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

                              SHAREHOLDER PROPOSALS

         Any shareholder of the Company wishing to submit a proposal for action at the next annual meeting of shareholders of the Company and desiring inclusion of the same in management's proxy materials must provide a written copy of the proposal to management of the Company not later than December 2, 1998. Any such proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                  OTHER MATTERS

         The Board of Directors of the Company knows of no other matters which may be brought before the Annual Meeting. If, however, any matter other than the election of directors or matters incident thereto should properly come before the Annual Meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

                      EXPENSES AND SOLICITATION OF PROXIES

         All expenses of the proxy solicitation will be paid by the Company. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its subsidiary banks may solicit proxies by telephone, telegram or personal interview for which they will receive no compensation in addition to their regular salaries. The Company may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of stock held of record by such persons and, if requested, will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

                                                                        APPENDIX

                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA
                                      PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 1998

         The undersigned hereby appoints James Eli Hodges and Julian C. Lane, Jr., or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or any of them to represent and to vote, as designated below, all of the Common Stock of First Banking Company of Southeast Georgia, 40 North Main Street, Statesboro, Georgia 30458, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Meeting") to be held at the Community Room of the Statesboro Mall branch of First Bulloch Bank & Trust, U. S. Highway 80 East, Statesboro, Georgia, on Thursday, April 23, 1998, at 2:00 p.m., and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting, receipt of which are hereby acknowledged.

       THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR THE FOLLOWING PROPOSAL:

PROPOSAL ONE:     To elect the following nominees as directors of the Company:

              CLASS I (to serve a term of three years until 2001):
                    E. Raybon Anderson, A. M. Braswell, Jr.,
                    W. A. Crider, Jr. and Dan J. Parrish, Jr.


         [ ]      FOR all nominees listed        [ ]      WITHHOLD AUTHORITY
                  above (except as indicated              to vote for all
                  to the contrary below).                 nominees listed above.

         INSTRUCTION: To withhold authority for any individual nominee, mark "FOR" above, but write that nominee's name here:

         --------------------------------------------------------------------


          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
         DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE
            CONTRARY IS INDICATED, IT WILL BE VOTED FOR PROPOSAL ONE.

           DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER
                MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

         If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated: _____________________, 1998
       (Be sure to date your Proxy)         ------------------------------------
                                            Name(s) of Shareholder(s)

                                            ------------------------------------
                                            Signature(s) of Shareholder(s)


Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.

                       PLEASE RETURN YOUR PROXY PROMPTLY .